July 12, 1993



Securities and Exchange Commission
450 Fifth Street, N.W.
Mail Stop 3-11
Washington, D. C. 20549

                   Chemical Banking Corporation --
      1992 Stock Option Plan of Margaretten Financial Coporation
                                 and
                   Chemical Banking Corporation --
 1993 Long Term Incentive Plan of  Margaretten Financial Corporation

Dear Sirs:

I am an Assistant General Counsel of Chemical Bank and have acted as counsel to Chemical Banking Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission under the
Securities Act of 1933 (the "Act") with respect to an aggregate 1,000,000 shares of
Common Stock, $1 par value per share (the "Shares"), to be issued pursuant to the
Chemical Banking Corporation -- 1992 Stock Option Plan of Margaretten Financial Corporation and the Chemical Banking Corporation 1993 Long Term Incentive
Plan of
Margaretten Financial Corporation (collectively, the "Plans").

In so acting I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that when the Registration Statement has become effective under the Act and the Shares are issued in accordance with the respective terms of the
Plans, the Shares will be duly authorized, validly issued and fully paid and non-assessable shares of the Company's Common Stock, $1 par value per share.

I know that I am referred to in Item 5 of Part II of the Registration Statement and I hereby consent to the use of my name in such Item 5 and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,

                                         /s/Neila B. Radin

                                          Neila B. Radin